Press Release
July 28, 2011

GBS Enterprises Acquires IDC Global Networks – A Provider of Network and Data
Center Services

July 28, 2011 – New York, NY – GBS Enterprises Incorporated (OTCBB: GBSX), a global software and services company specializing in cloud automation, application modernization, and  messaging security and compliance, announced today that it has acquired IDC Global Networks, a privately held company that provides network and data center services in the US and UK.  IDC delivers customized, high availability technology solutions for, co-location, hosting, managed services, network security, WAN, and wireless services.

IDC Global Networks, with its principal data centers in Chicago, New York and London, helps customers make the transition from large, costly on-premise computing centers to dynamic, flexible and cost-effective off-premise computing solutions.  The acquisition of IDC Global Networks provides GBS with the infrastructure needed to provide a comprehensive end-to-end solution for all customers regardless of their platforms.

The acquisition of IDC provides an excellent platform for GBS to extend and scale its cloud automation offerings marketed under the label “GROUP Live”, (which help software vendors and corporate customers to cloud-enable their solutions and/or client applications regardless of the platform they were developed on), by providing leading data center expertise, knowledge, and capabilities. The IDC acquisition also enables GROUP Live to extend its offering into the areas of Infrastructure-as-a-Service (IaaS) as well as hosting/out-sourcing capabilities for its customer base.

GBS is now able to provide its IBM Lotus Software customers a turn-key solution for their entire Lotus Notes/Domino environment: from system performance enhancements, to modernizing the Domino apps, and finally to a complete hosted or remote managed Lotus infrastructure.

GBS’s CEO, Joerg Ott, noted, “IDC Global is a perfect fit for us.  It provides our customers the best choices in managed, hosting and cloud computing services, new revenue streams for our stakeholders and allows us to extend beyond Lotus.”

GBS will now have cutting edge data center expertise and knowledge to deliver customized solutions in the cloud to meet today’s IT department challenges for reducing costs and increasing efficiency.  Customers and partners can easily expand their IT infrastructure into the cloud to rapidly enhance IT department resource demands without the need to dedicate hardware on-site for temporary or intermittent processing jobs.

“Being a very customer-centric company, we always have to understand our customers business and challenges in order to provide our best council and guidance,” says Jan Daiker, Founder and President of IDC Global. “GBS has the same philosophy and focus on their customer’s needs; so it was a natural fit for how we do business.”

About GBS Enterprises Incorporated

GBS Enterprises Incorporated (OTCBB: GBSX) is the 50.1% parent company of Group Business Software (GBS), a global software and services company specializing in cloud automation.  The company serves to: automate business processes; optimize system & application performance; ensure messaging security & compliance; modernize server-based applications to Web 2.0; and simplify application development & delivery.

Strong customer allegiance paired with a diversified portfolio of powerful business solutions place GBS at the forefront of the market in terms of both revenue growth and profitability. GBS has won many awards for its innovations, as well as resources spanning five time zones.

GBS has over 4,000 customers worldwide with over 4 million users of its products and services.  Its North American headquarters is in New York City and its European headquarters is in Frankfurt, Germany.  There are over 15 offices throughout North American and Europe.  For more information, please visit www.gbs.com.

For more information, please contact:

Michael Baum, Corporate Communications
michael.baum@us.gbs.com

For Investor Relations, please contact
Gary MacDonald, EVP and Chief Corporate Development Officer, gmacdonald@gbsx.us

Caution Concerning Forward-Looking Statements

This release contains statements that may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These statements regard the intent, belief, and expectations of the Company. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, they involve risks and uncertainties, and their results may differ materially.